EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 24, 2003, on our audit of the consolidated financial statements of Communications Research, Inc. as of December 31, 2001 and for the year then ended.



/S/ CHISHOLM & ASSOCIATES
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Certified Public Accountants





North Salt Lake, Utah
March 24, 2003